Exhibit 99.1
                                                                    ------------

                                     Press -        Sheryl Y. Battles
                                                    VP, Corporate Communications
                                                    (203) 351-6808

                                     Financial -    Charles F. McBride
                                                    VP, Investor Relations
                                                    (203) 351-6349

              PITNEY BOWES AGREES TO SELL CAPITAL SERVICES BUSINESS
     "COMPANY SIGNS DEFINITIVE AGREEMENT WITH AFFILIATE OF CERBERUS CAPITAL MANAGEMENT AND REACHES TENTATIVE SETTLEMENT WITH IRS ON OUTSTANDING TAX ISSUES"

    Stamford, Conn., May 17, 2006 - Pitney Bowes Inc. (NYSE: PBI) today signed a definitive agreement with an affiliate of Cerberus Capital Management, L.P. for the sale of its Capital Services external financing business. The transaction is expected to close within 90 days subject to customary conditions.

    Separately, the company also reached tentative settlement with the Internal Revenue Service on all outstanding tax audit issues currently in dispute, most of which are related to the Capital Services external financing business. The company expects to reach a final settlement with the IRS within 45 days.

    The company expects to generate $1.16 billion of cash from the following actions:

    o The sale of the Capital Services external financing business for net proceeds of approximately $745 million after transaction expenses.

    o The recently completed sale of the Oce Imagistics lease portfolio for net proceeds of approximately $280 million after transaction expenses.

    o The draw down of $138 million of Corporate Owned Life Insurance (COLI) funds.

    In addition, the purchaser will assume about $500 million of the company's non-recourse debt and other liabilities in connection with the Capital Services transaction.

    The company expects to settle all outstanding tax obligations including those related to the above transactions for approximately $1.14 billion net of existing tax bonds.

    The company will account for the Capital Services business in discontinued operations beginning in the second quarter of 2006. As a result of the sale of Capital Services and the

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settlement of outstanding tax issues, the company estimates that it will incur an after-tax charge in discontinued operations of about $480 million, and a charge of about a $20 million in continuing operations.

    These actions will facilitate greater focus on the company's growth strategies, according to Michael J. Critelli, Chairman and CEO of Pitney Bowes. "We are pleased that we have been able to execute our disposition strategy for the Capital Services business and settle our outstanding tax issues. The resolution of both of these matters will make it easier for investors to analyze and understand our current financial position and future growth potential. These actions are a major step forward toward our goal of maximizing long-term growth and value for our shareholders."

    JPMorgan served as financial advisor to the company in connection with the sale of the Capital Services business. White & Case LLP served as external counsel.

    Pitney Bowes engineers the flow of communication. The company is a $5.5 billion global leader of mailstream solutions headquartered in Stamford, Connecticut. For more information about the company, its products, services and solutions, visit www.pitneybowes.com.

THIS DOCUMENT CONTAINS "FORWARD-LOOKING STATEMENTS" ABOUT OUR EXPECTED FUTURE BUSINESS AND FINANCIAL PERFORMANCE. WORDS SUCH AS "ESTIMATE," "PROJECT," "PLAN," "BELIEVE," EXPECT," "ANTICIPATE," "INTEND," AND SIMILAR EXPRESSIONS MAY IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN AND INVOLVE RISKS. CONSEQUENTLY, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE INDICATED BY THE FORWARD-LOOKING STATEMENTS. A VARIETY OF RISKS AND UNCERTAINTIES COULD CAUSE PITNEY BOWES ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS OR OTHER EXPECTATIONS EXPRESSED IN THE PITNEY BOWES FORWARD LOOKING STATEMENTS. THE RISKS AND UNCERTAINTIES INCLUDE, WITHOUT LIMITATION, THE FOLLOWING: (A) UNDERLYING ASSUMPTIONS OR EXPECTATIONS RELATED TO THE CONTEMPLATED SALE OF THE CAPITAL SERVICES BUSINESS PROVING TO BE INACCURATE OR UNREALIZED; (B) THE CLOSING OF THE SALE OF THE CAPITAL SERVICES BUSINESS AND THE TIMING OF THE CLOSING; (C) THE ABILITY TO CONCLUDE A FINAL SETTLEMENT AGREEMENT WITH THE INTERNAL REVENUE SERVICE ON THE OUTSTANDING TAX ISSUES; AND
(D) THE UNCERTAINTY OF GENERAL BUSINESS AND ECONOMIC CONDITIONS. ADDITIONAL FACTORS RELATED TO THESE AND OTHER EXPECTATIONS ARE MORE FULLY OUTLINED IN PITNEY BOWES 2005 FORM 10-K ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. IN ADDITION, THE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CHANGE BASED ON THE TIMING AND SPECIFIC TERMS OF THE CONTEMPLATED SALE TRANSACTION. PITNEY BOWES UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. INVESTORS ARE ADVISED HOWEVER, TO CONSULT ANY FURTHER DISCLOSURES MADE ON RELATED SUBJECTS IN THE COMPANY'S REPORTS FILED WITH THE SEC.